As filed with the Securities and Exchange Commission on March 4, 2024

Registration No. 333-222673

Registration No. 333-232670

Registration No. 333-239429

Registration No. 333-255900

Registration No. 333-265927

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8 REGISTRATION STATEMENT NO. 333-222673

FORM S-8 REGISTRATION STATEMENT NO. 333-232670

FORM S-8 REGISTRATION STATEMENT NO. 333-239429

FORM S-8 REGISTRATION STATEMENT NO. 333-255900

FORM S-8 REGISTRATION STATEMENT NO. 333-265927

UNDER

THE SECURITIES ACT OF 1933

PHAXIAM Therapeutics S.A.

(Exact name of registrant as specified in its charter)

France	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

60 Avenue Rockefeller Lyon, France	69008
(Address of Principal Executive Offices)	(Zip code)

2016 Stock Option Plan

2016 AGA (Free Share) Plan

2017 Stock Option Plan

2017 AGA (Free Share) Plan

BSA Subscription Plans

BSPCE Subscription Plans

2018 Stock Option Plan

2018 AGA (Free Share) Plan

2018 BSA Subscription Plan

2019 Stock Option Plan

2019 AGA (Free Share) Plan

2019 BSA Subscription Plan

2020 Stock Option Plan

2020 AGA (Free Share) Plan

2020 BSA Subscription Plan

2021 Stock Option Plan

2021 AGA (Free Share) Plan

2021 BSA Subscription Plan

(Full titles of the plans)

ERYTECH Pharma, Inc.

PO Box 507

Lunenburg, Massachusetts 01462

(Name and address for agent for service)

+1 (857) 706-1585

(Telephone number, including area code, of agent for service)

Copies to:

Marc A. Recht Brian F. Leaf Courtney T. Thorne Cooley LLP 500 Boylston Street Boston, Massachusetts 02116 +1 617 937 2300	Arnaud Duhamel Guilhem Richard Gide Loyrette Nouel A.A.R.P.I. 15 rue de Laborde 75008 Paris France +33 1 40 75 00 00

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed by PHAXIAM Therapeutics S.A. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”):

•

Registration Statement on Form S-8 (File No. 333-222673), filed with the SEC on January 24, 2018, registering (1) an aggregate of 1,179,940 options and warrants and rights to purchase or acquire ordinary shares under the Registrant’s 2016 Stock Option Plan, 2016 AGA (Free Share) Plan, 2017 Stock Option Plan, 2017 AGA (Free Share) Plan, BSA Subscription Plans and BSPCE Subscription Plans (collectively, the “2016 and 2017 Plans”), and (2) an aggregate of 1,179,940 ordinary shares issuable under the 2016 and 2017 Plans.

•

Registration Statement on Form S-8 (File No. 333-232670), filed with the SEC on July 16, 2019, registering (1) an aggregate of 325,000 options and warrants and rights to purchase or acquire ordinary shares under the Registrant’s 2018 Stock Option Plan, 2018 AGA (Free Share) Plan and 2018 BSA Subscription Plan (collectively, the “2018 Plans”), and (2) an aggregate of 325,000 ordinary shares issuable under the 2018 Plans.

•

Registration Statement on Form S-8 (File No. 333-239429), filed with the SEC on June 25, 2020, registering (1) an aggregate of 819,886 options and warrants and rights to purchase or acquire ordinary shares under the Registrant’s 2019 Stock Option Plan, 2019 AGA (Free Share) Plan and 2019 BSA Subscription Plan (collectively, the “2019 Plans”), and (2) an aggregate of 819,886 ordinary shares issuable under the 2019 Plans.

•

Registration Statement on Form S-8 (File No. 333-255900), filed with the SEC on May 7, 2021, registering (1) an aggregate of 873,281 options and warrants and rights to purchase or acquire ordinary shares under the Registrant’s 2020 Stock Option Plan, 2020 AGA (Free Share) Plan (collectively, the “2020 Stock Option and AGA Plans”) and 2020 BSA Subscription Plan (together with the 2020 Stock Option and AGA Plans, the “2020 Plans”), and (2) an aggregate of 873,281 ordinary shares issuable under the 2020 Plans.

•

Registration Statement on Form S-8 (File No. 333-265927), filed with the SEC on June 30, 2022, registering (1) an aggregate of 722,613 options and warrants and rights to purchase or acquire ordinary shares under the Registrant’s 2020 Stock Option and AGA Plans, 2021 Stock Option Plan, 2021 AGA (Free Share) Plan and 2021 BSA Subscription Plan (collectively, the “2021 Plans”), and (2) an aggregate of 722,613 ordinary shares issuable under the 2020 Stock Option and AGA Plans and the 2021 Plans.

In accordance with undertakings made by the Registrant in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that were registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered but unsold under each of the Registration Statements. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Lyon, France on March 4, 2024.

PHAXIAM Therapeutics S.A.

By:	/s/ Eric Soyer
Name:	Eric Soyer
Title:	Deputy Chief Executive Officer, Chief Financial Officer and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statements on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thibaut du Fayet Thibaut du Fayet	Chief Executive Officer (Principal Executive Officer)	March 4, 2024

/s/ Eric Soyer Eric Soyer	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 4, 2024

/s/ Didier Hoch Didier Hoch	Chairman	March 4, 2024

/s/ Gil Beyen Gil Beyen	Vice Chairman	March 4, 2024

* Philippe Archinard	Director	March 4, 2024

/s/ Martine George	Director	March 4, 2024
Martine George

/s/ Eric Leire	Director	March 4, 2024
Eric Leire

Leila Nicolas	Director	March 4, 2024

/s/ Robert Sebbag Robert Sebbag	Director	March 4, 2024

/s/ Hilde Windels Hilde Windels	Director	March 4, 2024

* By:	/s/ Eric Soyer	March 4, 2024
Name: Eric Soyer Title: Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the registrant has signed this Post-Effective Amendment to the Registration Statements on Form S-8 on March 4, 2024.

ERYTECH Pharma, Inc.

By:	/s/ Gil Beyen
Name:	Gil Beyen
Title:	President

Authorized Representative in the United States